UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05                                             Costs Associated with Exit or Disposal Activities

On September 15, 2010, the Board of Directors (the “Board”) of Helicos BioSciences Corporation (“Helicos” or the “Company”) approved a further reduction in headcount and restructuring plan (the “September Restructuring Plan”) which involves the consolidation and reorganization of its operations in order to reduce operating costs.  The September Restructuring Plan will eliminate approximately 14 positions during the current fiscal quarter.  Employees directly affected by the September Restructuring Plan were notified on September 16, 2010, and have been provided with severance arrangements including outplacement assistance.

The Company estimates that the total restructuring expenses to be incurred in connection with the September Restructuring Plan will be approximately $175,000 which relates to cash outlays for employee severance benefits.  The Company expects these restructuring payments will be reflected in its financial results beginning in the third fiscal quarter 2010 and continuing into the first fiscal quarter 2011.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010, the Board elected Ivan Trifunovich to serve as a member of the Company’s Board and simultaneously appointed him Executive Chairman of the Board.  Dr. Trifunovich will serve as a Class I Director whose initial term will expire at the annual meeting of stockholders held in 2011.  Dr. Trifunovich is not expected to serve on any committees of the Board.  In connection with Dr. Trifunovich’s appointment as Executive Chairman, Stanley N. Lapidus stepped down as the Company’s chairman and will continue to serve as a member of the Board.

Since August 17, 2010, Dr. Trifunovich has provided executive level consulting services to the Company at the direction of the Board in various areas, including business development, financing initiatives, strategic direction, strategic transactions and operational matters.  Dr. Trifunovich earned $45,000 for these services.  For his service as Executive Chairman of the Board, Dr. Trifunovich will be paid $30,000 per month and, unless he is removed for cause, if the Company is solvent at the time of his cessation of service, the Company will pay Dr. Trifunovich a lump sum amount equal to $15,000 multiplied by the number of months between September 15, 2010 and such cessation.  Dr. Trifunovich and the Board’s compensation committee intend to negotiate a definitive agreement related to his compensation package, including equity awards, in the near term.

Since August 2008, Dr. Trifunovich has served as a strategic consultant to global companies in the life sciences industry.  Previously, Dr. Trifunovich served as the Senior Vice President of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2001 through August 2008. Prior to joining Third Wave Technologies, Inc., Dr. Trifunovich held successive positions as Vice President of e-Business and Vice President of Research Strategy and Operations at Pharmacia Corp. Prior to joining Pharmacia, Dr. Trifunovich was a Director of New Product Marketing at Johnson & Johnson, Inc. He began his career at Bristol-Meyers Squibb, Inc. as a bench scientist, where he held several positions of increasing responsibility. Dr. Trifunovich received his Ph.D. in organic chemistry at UCLA and an M.B.A. at the University of Pennsylvania’s Wharton School of Business.

Item 8.01                                             Other Events

As previously disclosed, in the first quarter of 2010, the Company began a process of considering alternatives to its long-term strategic focus, including a repositioning of the Company in the genetic analysis markets. On June 25, 2010, the Company announced that it had launched its diagnostics business and that it was in early stages of validating molecular diagnostic (MDx) tests that utilize its HeliScope(R) Single Molecule Sequencer.  The Company still believes that the HeliScope Sequencer has unique utility across a broad array of MDx tests.

Recently, the Company undertook a series of reductions in headcount and other restructuring matters to reduce operating costs and preserve cash while it considered its long-term strategic focus.   In connection with the September Restructuring Plan, the Company is further reducing operating expenses so as to preserve its existing cash to extend the time period during which it can continue efforts to secure long-

term financing or a strategic transaction in connection with its new diagnostic strategy.  The Company’s transition to the diagnostics markets remains ongoing, however, these reductions will impact the Company’s ability to implement its new diagnostics strategy, including delaying the validation and introduction of molecular diagnostic tests and development of its own CLIA-certified genetic testing laboratory.  The Company is significantly scaling back service support and reagent supply to its current installed base and is significantly curtailing collaborative activities with other parties.

Notwithstanding these workforce reductions and restructurings, including the implementation of the September Restructuring Plan, the Company may not have sufficient funds to continue these efforts.  As of September 20, 2010, the Company had approximately $2.3 million in cash and cash equivalents. The Company will require additional capital in the fourth quarter of 2010 to continue its operations.

The Company has shifted a significant portion of its limited resources towards the development of its diagnostics strategy and related technology, performance improvements, applications and commercialization plans.  However, there can be no assurance that the Company will have sufficient funds to transition into the diagnostics markets.  In this regard, the Company continues to pursue various financing alternatives to continue its operations through public or private sales of equity, from borrowings or bridge financings, or from strategic partners.  Any such required additional capital may not be available on reasonable terms, if at all, given the Company’s prospects, the current economic environment and restricted access to capital markets. The continued depletion of our resources may make future funding more difficult or expensive to attain.  Additional equity financing may be dilutive to the Company’s stockholders; debt financing, if available, may involve significant cash payment obligations and covenants that restrict its ability to operate as a business; and strategic partnerships may result in royalties or other terms which reduce its economic potential from any adjustments to its existing long-term strategy. If the Company is unable to execute its operations according to its plans or to obtain additional financing, the Company may be forced to cease operations.

Important Note

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements.  All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and its ability preserve cash while it considers future operations, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. Except as expressly provided herein or as otherwise required by law, the Company undertakes no duty to update any statement in light of new information or future events. For further information regarding some of the risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: September 21, 2010	Name:	Jeffrey R. Moore
	Title:	Senior Vice President and Chief Financial Officer